Exhibit 99.1

NEWS RELEASE

OTC Disclosure & News Service

Chess Supersite Corporation (CHZP) is announcing the date of its Beta site release.

March 21st, 2016.

OTC Disclosure & News Service

Toronto, Ontario, March 21st, 2016 (GLOBE NEWSWIRE) -- http://www.globenewswire.com

Chess Supersite Corporation.
Info@chesssupersitecorp.com.

Chess Supersite Corporation:
The announcement of the date of its Beta site release.

Chess Supersite Corporation is an owner and operator of the www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more.

FOR IMMEDIATE RELEASE

After much anticipation, the all new chess portal www.chesssupersite.com opens its Beta site on March 26th, 2016 at 1 PM Eastern Time. On this date a very special Grandmaster’s Opening Chess online Tournament will be broadcasted with the comments by a well-known expert. His name as well as the names of the all participants will be released shortly. All Chess Federations around the Globe are being notified about this event.

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company's website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Chess Supersite Corporation.
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631.